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                                                                       EXHIBIT 6

                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Kemper Investors Life Insurance Company and
Policy Owners of KILICO Flexible Premium Variable Life Insurance Policies


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-88845) of our report dated March 23, 2001, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."


PricewaterhouseCoopers LLP


Chicago, Illinois
April 25, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Kemper Investors Life Insurance Company and
Policy Owners of KILICO Flexible Premium Variable Life Insurance Policies


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-88845) of our report dated February 20, 2001, on our audit of the combined financial statements of Kemper Investors Life Insurance Company's KILICO Variable Separate Account and to the reference to our firm under the caption "Experts."


PricewaterhouseCoopers LLP


Chicago, Illinois
April 25, 2001